Exhibit 99.1
Sadot Group Inc. Reports Fourth Quarter and Full Year 2024 Results
Q4 Net Income increases to $0.7 million and EBITDA rises to $2.2 million
Company delivers FY 2024 Net Income of $4.0 million while reaching $8.9 million of EBITDA
Burleson, Texas, March 11, 2025 (ACCESS Newswire) – Sadot Group Inc. (Nasdaq: SDOT) (the “Sadot Group” or the “Company”), an emerging player in the global food supply chain sector, today announced that it disclosed its full year results for the period ending December 31, 2024. Chief Executive Officer, Catia Jorge and Chief Financial Officer, Jennifer Black will host a conference call at 11:00 am Eastern Daylight Time on March 12, 2025, to discuss the results. All interested parties are invited to join this call. The full year financial statements ended December 31, 2024, are available on the “Investors” section of the Company's website (www.sadotgroupinc.com/sec-filings) and can also be found on www.sec.gov.
Financial highlights for the fourth quarter ended December 31, 2024:
•Net income of $0.7 million, compared to a $1.9 million loss in the prior year period
•EBITDA of $2.2 million versus a loss of $2.0 million in the prior year period
•Consolidated revenue of $216.2 million
Financial highlights for the year ended December 31, 2024:
•Net income of $4.0 million, a significant improvement from the $7.8 million loss in the prior year
•EBITDA of $8.9 million compared to a loss of $6.2 million in the prior year
•Consolidated revenue of $700.9 million
•Dilutive EPS of $0.86 compared to a diluted EPS loss of $2.24 in 2023

The Company reported a significant financial turnaround, marking its first-ever yearly positive net income, a milestone that underscores its strategic pivot into the global food supply chain sector.

"We believe our financial and operational performance in 2024 is a clear indication that our strategy is working," said Catia Jorge, Chief Executive Officer of Sadot Group. "We are committed to continuing our growth trajectory and exploring new opportunities with the goal of further enhancing our value proposition and market position."
Strategic and Operational Highlights - Full Year 2024
•Company reported its first ever full year positive net income in the history of the company, further cementing the strategy to evolve into the global food supply chain sector
•Catia Jorge was appointed CEO to lead Sadot Group’s next phase of growth, bringing extensive agri-commodity experience from Cargill and Olam, a proven track record in global supply chain management, and strong leadership with strategic vision
•Continued expansion of the senior leadership team by adding Claudio Torres, an industry leader from Monsanto and Syngenta Seeds to the Board of Directors
•Launched Sadot Canada operations
•Completed 144 transactions of over 1.7 million metric tons of agri-commodities throughout 33 different countries during 2024
•Converted or closed all company owned and operated locations into franchise owned locations, resulting in operational savings as well as better positioning the restaurants for divestiture. Continuing due diligence with multiple parties for Pokémoto and Muscle Maker Grill

•Entered pet food ingredient market
"We are incredibly proud of Sadot Group's achievements in 2024, highlighted by our transition to positive net income and significant improvements across key financial metrics," said Catia Jorge, Chief Executive Officer of Sadot Group "Our team’s dedication and strategic focus have positioned us for sustainable growth in the global food supply chain sector. As we move into 2025, we are excited to build on this momentum, driving further efficiencies and expanding our market presence striving for delivering continued value for our shareholders."

Webcast Details:
Date: March 12, 2025
Time: 11:00 AM EDT / 8:00 AM PDT
To register, please use the link below:

https://www.webcaster4.com/Webcast/Page/3084/52157

All numbers disclosed are the amounts attributable to Sadot Group Inc. and exclude the portion related to the non-controlling interests. All share-based numbers are split adjusted.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
	$’000	$’000
ASSETS
Current assets:
Cash	1,786	1,354
Accounts receivable, net of allowance for doubtful accounts of $0.1 million and $0.2 million as of December 31, 2024 and 2023, respectively	18,014	52,920
Inventory	717	2,561
Assets held for sale	5,196	—
Other current assets	126,966	56,016
Total current assets	152,679	112,851
Property and equipment, net	11,820	12,883
Goodwill	—	1,798
Intangible assets, net	—	2,833
Other non-current assets	155	47,726
Total assets	164,654	178,091
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	28,019	50,167
Notes payable, current, net of discount of $0.9 million and $0.2 million as of December 31, 2024 and 2023, respectively	7,390	6,531
Deferred revenue, current	2,251	1,229
Liabilities held for sale	2,333	—
Other current liabilities	92,177	46,655
Total current liabilities	132,170	104,582
Notes payable, non-current	—	622
Deferred revenue, non-current	—	1,555
Other non-current liabilities	111	47,075
Total liabilities	132,281	153,834
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 5,225,147 and 4,046,472 shares issued and outstanding as of December 31, 2024, and 2023, respectively	1	—
Additional paid-in capital	112,406	107,992
Accumulated deficit	(83,187)	(87,179)
Accumulated other comprehensive income / (loss)	(27)	8
Total Sadot Group Inc. shareholders' equity	29,193	20,821
Non-controlling interest	3,180	3,436
Total equity	32,373	24,257
Total liabilities and equity	164,654	178,091

Sadot Group, Inc.
Consolidated Statement of Operations and Other Comprehensive Income / (Loss)

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Commodity sales	700,937	717,506
Cost of goods sold	(695,821)	(707,871)
Gross profit	5,116	9,635
Depreciation and amortization expenses	(259)	(1,143)
Pre-opening expenses	—	(336)
Stock-based expenses	(6,662)	(6,192)
Sales, general and administrative expenses	(9,659)	(8,968)
Loss from continuing operations	(11,464)	(7,004)
Other income	—	308
Interest expense, net	(4,649)	(468)
Change in fair value of stock-based compensation	4,116	1,339
Warrant modification expense	—	(958)
Gain on fair value remeasurement	17,111	1,491
Gain on sale of trading securities	518	—
Income / (loss) for continuing operations before income tax	5,632	(5,292)
Income tax (expense) benefit	(3)	15
Net income / (loss) for continuing operations	5,629	(5,277)
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(1,893)	(2,765)
Net loss for discontinued operations	(1,893)	(2,765)
Net income / (loss)	3,736	(8,042)
Net loss attributable to non-controlling interest	256	218
Net income / (loss) attributable to Sadot Group Inc.	3,992	(7,824)

Net income / (loss) from continuing operations per share attributable to Sadot Group Inc.:
Basic	1.28	(1.45)
Diluted	1.26	(1.45)

Net loss from discontinued operations per share attributable to Sadot Group Inc.:
Basic	(0.41)	(0.79)
Diluted	(0.41)	(0.79)

Weighted-average number of common shares outstanding:
Basic	4,583,389	3,494,056
Diluted	4,665,689	3,494,056

Sadot Group, Inc.
Consolidated Statement of Operations and Other Comprehensive Income / (Loss) (Continued)

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Net income / (loss)	3,736	(8,042)
Other comprehensive income / (loss)
Foreign exchange translation adjustment	20	2
Unrealized gain / (loss), net of income tax	(55)	6
Total other comprehensive income / (loss)	(35)	8
Total comprehensive income / (loss)	3,701	(8,034)
Comprehensive loss attributable to non-controlling interest	256	218
Total comprehensive income / (loss) attributable to Sadot Group Inc.	3,957	(7,816)

Sadot Group, Inc.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Cash Flows from Operating Activities
Net income / (loss)	3,736	(8,042)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Depreciation and amortization expenses	258	1,143
Gain / (loss) on fair value remeasurement	(17,111)	(1,491)
Stock-based expenses	6,662	6,192
Change in fair value of stock-based compensation	(4,116)	(1,339)
Warrant modification expense	—	958
Unrealized gain / (loss), net of income tax	(55)	6
Foreign exchange translation adjustment	20	2
Bad debt expense	341	81
Changes in operating assets and liabilities:
Accounts receivable, net	34,483	(52,879)
Inventory	1,639	(2,355)
Operating right to use assets and lease liabilities, net	2	—
Other current assets	(53,944)	(52,593)
Other non-current assets	46,323	(44,144)
Accounts payable and accrued expenses	(21,884)	48,709
Other current liabilities	46,095	44,543
Other non-current liabilities	(46,048)	46,048
Deferred revenue	824	1,426
Total adjustments	(6,511)	(5,693)
Net cash used in operating activities	(2,775)	(13,735)
Net cash (used in) / provided by operating activities - discontinued operations	(450)	96
Cash Flows from Investing Activities
Investment from non-controlling interest	—	3,654
Purchases of property and equipment	(37)	(7,278)
Disposal of property and equipment	33	25
Net cash used in investing activities	(4)	(3,599)
Net cash provided by investing activities - discontinued operations	1,017	136
Cash Flows from Financing Activities
Proceeds from notes payable	11,051	12,141
Repayments of notes payables	(8,270)	(5,670)
Proceeds from exercise of warrants	—	2,153
Net cash provided by financing activities	2,781	8,624
Net cash used in financing activities - discontinued operations	(137)	(66)
Net Change in Cash	432	(8,544)
Cash – beginning of period	1,354	9,898
Cash – end of period	1,786	1,354

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures
EBITDA and EBITDA Margin are non-GAAP measures. We define EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. We believe that EBITDA, and EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because they permit investors to evaluate our recurring profitability from our ongoing operating activities.

EBITDA and EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and Adjusted EBITDA Margin for the year ended December 31, 2024 and 2023:

	For the Years Ended December 31,
	2024	2023
	$’000	$’000
Net income / (loss)	3,736	(8,042)
Adjustments to EBITDA:
Depreciation and amortization expenses	259	1,143
Interest expense, net	4,649	468
Income tax (benefit) / expense	3	(15)
EBITDA	8,647	(6,446)
EBITDA attributable to non-controlling interest	256	218
EBITDA attributable to Sadot Group Inc.	8,903	(6,228)

Gross Profit	5,116	9,635
Gross Profit attributable to Sadot Group Inc.	5,372	9,853

Net income / (loss) Margin attributable to Sadot Group Inc.	0.5%	(1.1)%
EBITDA Margin attributable to Sadot Group Inc.	1.3%	(0.9)%

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
E - IR@sadotco.com